UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 29, 2025

GARTNER, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-14443	04-3099750

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
P.O. Box 10212
56 Top Gallant Road
Stamford, CT 06902-7747

(Address of Principal Executive Offices, including Zip Code)
(203) 964-0096
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0005 par value per share	IT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter): Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act: ☐

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The 2025 Annual Meeting of Stockholders of Gartner, Inc. (the “Company”) was held on May 29, 2025. With respect to the three proposals put before the stockholders, the voting results were as follows:

Proposal 1 – Election of eleven nominees to the Company’s Board of Directors:

Name	For	Against	Abstain	Broker Non-Votes
Peter E. Bisson	65,991,485	414,254	16,930	4,502,286
Richard J. Bressler	60,956,723	5,451,880	14,066	4,502,286
Raul E. Cesan	63,866,875	2,541,352	14,442	4,502,286
Karen E. Dykstra	61,565,062	4,759,900	97,707	4,502,286
Diana S. Ferguson	65,807,132	517,951	97,586	4,502,286
Anne Sutherland Fuchs	60,575,204	5,798,756	48,709	4,502,286
William O. Grabe	56,293,754	10,113,701	15,214	4,502,286
José M. Gutiérrez	66,001,691	406,878	14,100	4,502,286
Eugene A. Hall	61,760,504	4,410,473	251,692	4,502,286
Stephen G. Pagliuca	63,417,136	2,939,480	66,053	4,502,286
Eileen M. Serra	66,171,330	188,083	63,256	4,502,286

Proposal 2 – Approval, on an advisory basis, of the compensation of the Company’s named executive officers:

Votes For	61,438,783
Votes Against	4,673,262
Abstentions	310,624
Broker Non-Votes	4,502,286

Proposal 3 – Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2025 fiscal year:

Votes For	66,531,137
Votes Against	4,303,766
Abstentions	90,052

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gartner, Inc.

Date: June 3, 2025	By:	/s/Craig W. Safian

Craig W. Safian Executive Vice President and Chief Financial Officer